                                POWER OF ATTORNEY

      The undersigned, as an officer and/or director of Micron Technology,
Inc. (the "Company") who is subject to the ownership reporting requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended
("Section 16"), hereby constitutes and appoints Athar Siddiqee, Rob Beard, and Greg Osborn, and each of them, the undersigned's true and lawful attorney-in-fact, to:

 1.  complete and execute, for and on behalf of the undersigned, Forms
3, 4 and 5 and such other forms, and any and all amendments thereto, as as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16, and the rules and regulations promulgated thereunder, or any successor laws and regulations thereto (collectively, the
"Exchange Act Rules"), as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

 2.  do all acts necessary in order to file such forms and/or amendments thereto with the U.S. Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate to comply with the Exchange Act Rules and any other applicable laws.

      The undersigned hereby ratifies and confirms all that said attorneys-in-
fact shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Exchange
Act Rules.

      The undersigned hereby revokes any previous power of attorney that he or she may have given to any person to make and file such forms and amendments with respect to his or her ownership, acquisition or disposition of securities of the Company.

      This Power of Attorney shall remain in full force and effect until the earliest to occur of the following: (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14 day of February, 2020.

           Signature: /s/ David Zinsner
           Print Name:  David Zinsner